Exhibit 99.1

Champps Entertainment Announces Closure of Underperforming

Restaurants

LITTLETON, Colo. May 3, 2006 – Champps Entertainment, Inc. (Nasdaq: CMPP) today announced the closure of three restaurants as part of its ongoing restaurant portfolio review and real estate rationalization efforts. Two locations in Houston, Texas and one location in Toledo, Ohio closed on May 1, 2006. The Toledo, Ohio location had only been open since July 2005 while the two Houston locations have been open for several years. None of the closure locations have ever been profitable. This announcement follows the Company’s January 10th, 2006 announcement that as many as five Champps locations were being considered for closure. Decisions regarding the remaining two locations have not been made.

Mike O’Donnell, Chairman and Chief Executive Officer, said, “The closure of these three restaurants represents our ongoing commitment to improving the Company’s overall real estate mix and exiting locations not meeting our operating cash flow objectives. We believe the underperformance at these locations is a result of inefficient site selection.”

“We very much regret closing these locations, but in light of their poor performance the cost of continuing operations does not warrant remaining open at these three sites. We are committed to serving our existing markets including our remaining location in Houston.”

Champps’ has been evaluating its underperforming locations for several months with the help of an outside consulting firm. The ultimate decision to close these locations came after management considered various factors including, without limitation, levels and direction of revenues and cash flows, landlord negotiations, and other exit cost considerations. Champps expects to recognize a non-cash asset impairment charge in the third quarter of fiscal 2006 in connection with the closure of these restaurants. Additionally, the Company expects to ultimately spend $3 to $4 million net cash to exit the closed locations.

About Champps Entertainment, Inc.

Champps Entertainment, Inc. owns and operates 50 and franchises/licenses 13 Champps restaurants in 23 states. Champps, which competes in the upscale casual dining segment, offers an extensive menu consisting of freshly prepared food, coupled with exceptional service. Champps creates an exciting environment through the use of videos, music, sports and promotions.

Safe Harbor Statement

Certain statements made in this press release are forward-looking statements based on management’s current experience and expectations. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such forward-looking statements include statements regarding possible closing of restaurants, write-down of assets, and cash exit costs, among others. Among the factors that could cause future results to differ materially from those provided in this press release are: the ability of the Company to operate restaurants profitably, the ability to successfully close or renegotiate lease terms for restaurants, the ability of the Company to successfully implement our strategic initiatives to improve revenues and profitability, the ability of the Company’s management team to implement strategic initiatives successfully; the impact of intense competition in the casual dining restaurant industry, the Company’s ability to control restaurant operating costs, which are impacted by commodity prices, minimum wage and other employment laws, fuel and energy costs, consumer perceptions of food safety, changes in consumer tastes and trends, and general business and economic conditions. Information on significant potential risks and uncertainties that may also cause such differences include, but are not limited to, those mentioned by the Company from time to time in its filings with the SEC. The words “may,” “believe,” “estimate,” “expect,” “plan,” “intend,” “project,” “anticipate,” “should” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and, therefore, readers should not place undue reliance on these forward-looking statements.

CONTACT:	Champps Entertainment, Inc.
Michael P. O’Donnell, 303-804-1333
David D. Womack, 303-804-1333

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